SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PULITZER PUBLISHING

          GABELLI FUNDS, LLC
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/19/99           42,000-             *DO
                                 3/15/99            2,000-           79.4474
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 3/19/99           26,000-             *DO
               THE GABELLI COUCH POTATO FUND
                                 3/03/99           30,000            80.0000
                                 3/03/99           40,000-           79.0023
               THE GABELLI CAPITAL ASSET FUND
                                 3/19/99           15,000-             *DO
                                 3/19/99           33,641-             *DO
                                 3/03/99           22,308            79.0023
                                 3/03/99           10,000            80.0000
          GAMCO INVESTORS, INC.
                                 3/19/99          449,045-             *DO
                                 3/19/99           38,000-             *DO
                                 3/18/99            3,000-           80.7500
                                 3/18/99              666-           80.9375
                                 3/17/99            4,500-           81.0000
                                 3/17/99              666-           80.9375
                                 3/15/99            6,000-           79.5104
                                 3/15/99            2,200-           79.6420
                                 3/02/99            2,000-           79.9375
                                 2/24/99            1,000            81.4875
                                 2/17/99              500-           81.8750
                                 2/09/99            1,000-           80.9375
                                 2/04/99              666-           79.7500
                                 1/26/99            2,000-           82.1875
                                 1/25/99              200-           83.3125



          (1) THE TRANSACTIONS ON 3/19/99 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT
              TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.